As Filed with the Securities and Exchange Commission on June 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LightInTheBox Holding Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Tower 2, Area D, Diantong Square

No. 7 Jiuxianqiao North Road

Chaoyang District, Beijing 100015

People’s Republic of China

+(86-10) 5692-0099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2019 Equity Incentive Plan

(Full title of the Plan)

Cogency Global Inc.

10E. 40th Street, 10th Floor

New York, NY10016, United States

+1-212-947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jian He

Chief Executive Officer

Telephone: +(86-10) 5692-0099

Facsimile: +(86-10) 5908-0270

Tower 2, Area D , Diantong Square

No. 7 Jiuxianqiao North Road

Chaoyang District, Beijing 100015

People’s Republic of China

Daniel Fertig, Esq.
 Simpson Thacher & Bartlett LLP
c/o 35th Floor, ICBC Tower
3 Garden Road Central
Hong Kong
+852-2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, par value US$0.000067 per share(2) - 2019 Share Incentive Plan	2,867,382 shares	US$	0.75	(3)	US$	2,150,536.50	US$	260.65
TOTAL	2,867,382 shares				US$	2,150,536.50	US$	260.65

(1)              Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement (the “Registration Statement”) includes an indeterminate number of additional ordinary shares, par value US$0.000067 per share (the “Ordinary Shares”) of LightInTheBox Holding Co., Ltd. (the “Company” or “Registrant”), which may be offered and issued under the Registrant’s 2019 Share Incentive Plan (the “2019 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)              These Ordinary Shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents two ordinary shares. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-188794).

(3)              Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as reported on the New York Stock Exchange on June 26, 2019 divided by two, the then Ordinary Share-to-ADS ratio.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.             The Registrant’s annual report on Form 20-F filed with the Commission on April 29, 2019; and

b.             The Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the Commission on July 9, 2018 and August 17, 2018; and

c.             The description of the Registrant’s Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-35912) filed with the Commission on May 23, 2013 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-195736), as amended, originally filed with the Commission on April 17, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Fourth Amended and Restated Memorandum of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 2) to the Registration Statement on Form F-1 (Registration No. 333-187965) filed with the Securities and Exchange Commission on May 23, 2013), as amended.

4.2

Amendment to Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.2 of the Annual Report on Form 20-F (Registration No. 001-35942) filed with the Securities and Exchange Commission on April 29, 2019

5.1*	Opinion of Maples and Calder

10.1

Form of 2019 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Report of Foreign Private Issuer on Form 6-K (Registration No. 001-35942) filed with the Securities and Exchange Commission on January 25, 2019)

23.1*	Consent of Maples and Calder (included in Exhibit 5.1)

23.2*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP — Independent Registered Public Accounting Firm

23.3*	Consent of KPMG Huazhen LLP — Independent Registered Public Accounting Firm

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on June 28, 2019.

LightInTheBox Holding Co., Ltd.

By:	/s/ Jian He
Name:	Jian He
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jian He as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on June 28, 2019.

Signature	Capacity

/s/ Zhi YAN	Chairman of the Board
Zhi YAN

/s/ Jian HE	Director and Chief Executive Officer
Jian HE	(Principal Executive Officer)

/s/ Zhiping QI	Director
Zhiping QI

/s/ Quji GUO	Director
Quji GUO

/s/ Zhentao WANG	Director
Zhentao WANG

/s/ Gang YU	Director
Gang YU

/s/ Xiongping YU	Director
Xiongping YU

/s/ Meng LIAN	Director
Meng LIAN

/s/ Sean SHAO	Independent Director
Sean SHAO

/s/ Kai-Fu LEE	Independent Director
Kai-Fu LEE

/s/ Peng WU	Independent Director
Peng WU

/s/ Wenyu Liu	Acting Chief Financial Officer
Wenyu Liu	(Principal Financial and Accounting Officer)

Signature of authorized representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of LightInTheBox Holding Co., Ltd. has signed this registration statement or amendment thereto in the city of New York, on June 28, 2019.

U.S. Authorized Representative
COGENCY GLOBAL INC.

By:	/s/ Siu Fung Ming
Name:	Siu Fung Ming
Title:	Assistant Secretary